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                                                                EXHIBIT 99.23(A)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement File No. 333-210276 on Form S-1 of our report dated March 18, 2016 relating to the financial statements of MONY Life Insurance Company of America for the year ended December 31, 2015, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent registered public accounting firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 19, 2016